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                                                                   Exhibit 10(b)

                                                   April 16, 2001

Board of Directors
Pruco Life Insurance Company
231 Washington Street
Newark, NJ 07102

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the registration statement on Form N-4 for Pruco Life Flexible Premium Variable Annuity Account (File No. 333-06701). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                   Very truly yours,


                                                   SHEA & GARDNER




                                                   By: /s/ Christopher E. Palmer
                                                       -------------------------
                                                       Christopher E. Palmer